Exhibit 99.1

Passage Bio Announces 2022 Research and Clinical Development Goals to Advance Robust CNS Pipeline

-	Present longer follow-up and clinical milestones for Cohort 1 of the Imagine-1 GM1 gangliosidosis clinical trial at the 18th Annual WORLDSymposium, February 11, 2022
-	Dose first patients in Cohorts 2 and 3 in GM1 gangliosidosis clinical trial in early 2022
-	Dose first patients in global Phase 1/2 trials for frontotemporal dementia and Krabbe disease in early 2022
-	Submit Investigational New Drug application for Phase 1/2 clinical program for metachromatic leukodystrophy in mid-2022
-	Invest in new pilot manufacturing suite at Princeton West Innovation Campus for scale-up capability to support pipeline and future development plans
-	Advance multiple research programs addressing CNS diseases with significant unmet medical need
-	Cash on hand to fund operations to year-end 2023

PHILADELPHIA, January 10, 2022 – Passage Bio, Inc. (Nasdaq: PASG), a clinical-stage genetic medicines company focused on developing transformative therapies for central nervous system (CNS) disorders, will share the company’s 2022 outlook in a presentation today at the 40th Annual J.P. Morgan Healthcare Conference. Specifically, the company will provide an update on the status of its clinical programs, its CNS research pipeline, and additional key initiatives, including investment in a pilot manufacturing suite.

“In 2021 we set out to advance, diversify and broaden our pipeline, and we were successful,” said Bruce Goldsmith, Ph.D., president and chief executive officer, Passage Bio. “We ended the year with three clinical programs and six research-stage candidates in monogenic pediatric and adult CNS disorders as well as exploratory research programs in Alzheimer’s disease and temporal lobe epilepsy. In the fourth quarter, we were pleased to report positive interim data from our global GM1 gangliosidosis clinical trial, Imagine-1. The favorable safety profile and demonstration of functional transgene expression at the lowest dose reinforces our confidence in our proprietary AAVhu68 capsid as well as intra-cisterna magna as an effective route of administration for CNS disorders.

“Looking ahead, we are poised to build on our momentum by dosing patients in two additional cohorts in our Imagine-1 trial and initiating dosing in our frontotemporal dementia and Krabbe disease studies,” Dr. Goldsmith added. “We also will continue our focus on expanding and advancing our pipeline in partnership with the renowned Gene Therapy Program at Penn. We plan to submit an Investigational New Drug application for our metachromatic leukodystrophy program in mid-2022. Additionally, we are investing in a new pilot manufacturing suite for internal scale-up capability to support our clinical programs and future development plans. We are confident in our ability to execute based on the caliber of talent we have at Passage Bio as well as our strong balance sheet. Underpinning our drive to execute is our mission to develop transformative therapies for people with devastating CNS disorders.”

Key Anticipated Company Highlights in 2022

Clinical Programs

Imagine-1 – Global Phase 1/2 Trial for PBGM01 for GM1 Gangliosidosis

-	Plan to deliver at 18th Annual WORLDSymposium a late-breaker presentation of additional safety and biomarker data as well as preliminary clinical results for Cohort 1 on February 11; and a presentation on the clinical trial design on February 9
-	Expect to dose first patients in Cohort 2 (high dose in patients with late infantile GM1) and Cohort 3 (low dose in patients with early infantile GM1) in early 2022

upliFT-D – Global Phase 1/2 Trial for PBFT02 for Frontotemporal Dementia with Granulin Mutations

-	Expect to dose first patient in early 2022

GALax-C – Global Phase 1/2 Trial for PBKR03 for Krabbe Disease

-	Expect to dose first patient in early 2022
-	Plan to present the clinical trial design at the 18th Annual WORLDSymposium on February 9

Research-Stage Pipeline

-	Plan to submit an Investigational New Drug application for the Phase 1/2 clinical program for metachromatic leukodystrophy in mid-year
-	Advance pipeline programs for amyotrophic lateral sclerosis, Charcot-Marie-Tooth Type 2A, Parkinson’s disease, Canavan disease and Huntington’s disease
-	Progress target identification research programs for Alzheimer’s and temporal lobe epilepsy
-	Evaluate new product candidate programs with the University of Pennsylvania’s Gene Therapy Program (GTP) to continue to expand pipeline in 2022
o	Passage Bio has a total of 17 program license options with GTP, and has thus far exercised nine of these options

Manufacturing

-	Operationalize new pilot manufacturing suite by year-end 2022 at the Princeton West Innovation Campus in Hopewell, N.J., for scale-up capability to support R&D pipeline as well as future development plans

About Passage Bio

At Passage Bio (Nasdaq: PASG), we are on a mission to provide life-transforming genetic medicines for patients with CNS diseases that replace their suffering with boundless possibility, all while building lasting relationships with the communities we serve. Based in Philadelphia, PA, our company has established a strategic collaboration and licensing agreement with the renowned University of Pennsylvania’s Gene Therapy Program to conduct our discovery and IND-enabling preclinical work. This provides our team with enhanced access to a broad portfolio of gene therapy candidates and future gene therapy innovations that we then pair with our deep clinical, regulatory, manufacturing and commercial expertise to rapidly advance our robust pipeline of optimized gene therapies into clinical testing. As we work with speed and tenacity, we are always mindful of patients who may be able to benefit from our therapies. More information is available at www.passagebio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995, including, but not limited to: our expectations about timing and execution of anticipated milestones; initiation of clinical trials and the availability of clinical data from such trials; our expectations about our collaborators’ and partners’ ability to execute key initiatives; our expectations about manufacturing plans and strategies; our expectations about cash runway; and the ability of our lead product candidates to treat their respective target CNS disorders. These forward-looking statements may be accompanied by such words as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “possible,” “will,” “would,” and other words and terms of similar meaning. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including: our ability to develop and obtain regulatory approval for our product candidates; the timing and results of preclinical studies and clinical trials; risks associated with clinical trials, including our ability to adequately manage clinical activities, unexpected concerns that may arise from additional data or analysis obtained during clinical trials, regulatory authorities may require additional information or further studies, or may fail to approve or may delay approval of our drug candidates; the occurrence of adverse safety events; the risk that positive results in a preclinical study or clinical trial may not be replicated in subsequent trials or success in early stage clinical trials may not be predictive of results in later stage clinical trials; failure to protect and enforce our intellectual property, and other proprietary rights; our dependence on collaborators and other third parties for the development and manufacture of product candidates and other aspects of our business, which are outside of our full control; risks associated with current and potential delays, work stoppages, or supply chain disruptions caused by the coronavirus pandemic; and the other risks and uncertainties that are described in the Risk Factors section in documents the company files from time to time with the Securities and Exchange Commission (SEC), and other reports as filed with the SEC. Passage Bio undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

For further information, please contact:

Passage Bio Investors:

Stuart Henderson
Passage Bio
267-866-0114
shenderson@passagebio.com

Passage Bio Media:

Gwen Fisher
Passage Bio
215-407-1548
gfisher@passagebio.com